EXHIBIT 4.3

                         REGISTRATION  RIGHTS  AGREEMENT

     This  REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of ________,
                                               ---------
1998, is entered into by and between Charter Communications International, Inc., a Nevada corporation (the "Company"), and ____________________ (herein the
                              --------
"Holder").
-------

     WHEREAS, this Agreement is intended to grant piggyback registration rights to the Holder in the event of any registration during the term hereof of the capital stock of the Company for the sale by shareholders of the Company (herein "Selling Stockholders").
 ---------------------

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows:

     1.     Registration  Rights.
            --------------------

     1.1    Certain  Definitions.  As  used  in  this  Agreement, the  following
             --------------------
terms  shall  have  the  following  respective  meanings:

          "Commission"  shall  mean  the  United  States Securities and Exchange
           ----------
Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

          "Exchange  Act"  shall  mean  the  Securities Exchange Act of 1934, as
           -------------
amended, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Registration  Statement" shall mean a registration statement filed by
           -----------------------
the Company with the Commission for an underwritten public offering for the cash sale of securities for and on behalf of Selling Stockholders of the Company (other than a registration statement on Form S-8, or its successor).

          "Registration  Expenses"  shall  mean  the  expenses  described  in
           ----------------------
Subsection  1.7.

          "Registrable Shares" shall mean (i) all shares- of the common stock of
           ------------------
the Company, $.00001 par value ("Company Stock"), owned by the Holder and listed
                                 -------------
on the signature page hereof, and (ii) all other shares ' of the Company Stock issued in respect of the such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided,
                                                                       --------
however,  that  the  shares  of  Company Stock owned by Holder shall cease to be
-------
Registrable Shares when (x) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (y) it has been distributed to the public pursuant to Rule 144 under the Securities Act, or any similar provision then in effect, or (z) it has otherwise been transferred to another party and a new certificate or other evidence of ownership for it not bearing a restrictive legend and not subject to any stop transfer order with respect to Securities Act matters has been delivered by or on behalf of the Company.

                                      4.2-3

          "Securities  Act"  shall  mean the Securities Act of 1933, as amended,
           ---------------
and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
     1.2     "Piggyback"  Registration.
              ------------------------

          (a) Whenever, after the date hereof, the Company proposes to file a Registration Statement to register any equity securities of the Company for sale by Selling Stockholders, it will, prior to such filing, give written notice to the Holder of its intention to do so and, upon the written request of the Holder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such securities), the Company shall (subject to Section 1.2(c), below) use reasonable best efforts to cause all Registrable Shares which the Company has been requested by the Holder to register to be registered under the Securities Act to the extent necessary to permit the sale or other disposition thereof in accordance with the intended methods of distribution specified in the request of the Holder ("Piggyback
                                                                       ---------
Registration");  provided, however, that the obligations of the Company pursuant
------------
hereto shall be subject to, and shall not impair, the right of the Company to postpone or withdraw any registration of its securities without obligation to the Holder, even though such registration includes Registrable Shares pursuant to this Section 1.2.

          (b) The underwriter with respect to the proposed registration of Registrable Shares shall be chosen in the reasonable discretion of the Company, and with regard to the inclusion of such Registrable Shares therein, the Holder must agree (i) to sell such Registrable Shares on the same basis as provided in the underwriting arrangement approved by the Company and (ii) to complete and execute, in a timely manner, all questionnaires, powers of attorney, indemnities, hold-back or lockup agreements, underwriting agreements and other documents required either under the terms of such arrangement or by the Commission.

          (c) If, in the opinion of the managing underwriter for such underwritten offering, the registration of all, or part of, the Registrable Shares which the Holder has requested be included in such public offering, together with all other shares of Common Stock by all other shareholders having the right to include shares therein, would, as a result of the total number of shares proposed to be so offered, have an adverse effect on the proposed offering by such shareholders, then, the Company shall be required to include in the underwriting only that number of Registrable Shares,. if any, which the managing underwriter reasonably believes may be sold without causing such adverse effect. If the number of shares to be included in the underwriting in accordance with the foregoing is less than the number of shares which the Holder and all other persons entitled to participate in the registration have requested be included pursuant to the exercise of registration rights, the Holder shall participate in the underwriting pro rata with the holders of all other shares entitled to participate in tile underwriting pursuant to registration rights, based upon their respective total ownership of shares of Company Stock, and if any Selling Stockholder or the Holder would thus be entitled to include more shares than such holder or the Holder requested to be registered, the excess shall be allocated among other requesting Holder and the Holder pro rata based upon their respective total ownership of shares of Company Common Stock. If requested by any underwriter or underwriters, the Holder shall agree to sell its Registrable Shares which are subject to the Piggyback Registration to or through such underwriter or underwriters at the same price to be paid to the Company or other selling stockholder.

                                      4.2-4

          1.3     Right  to Deny Registration. Notwithstanding the provisions of
                  ---------------------------
Section 1.2 above, the Company shall not be required to cause a Registration Statement to be filed or to remain effective if, within 25 days after its receipt of a request to register Registrable Shares or at any time a registration statement is effective, counsel for the Company delivers an opinion to the Holder, in form and substance reasonably satisfactory to counsel to the Holder, that the entire amount of Registrable Shares proposed to be sold by each may be sold pursuant to the provisions of Rule 144 of the Securities Act made applicable pursuant thereto (or any successor rules) within a period of not more than 90 days from the date of such opinion. The Company shall not be obligated to file any registration statement pursuant to Section 1.2 or pursuant to similar registration rights granted to others, unless the Holder of all such rights (including the Holder hereof) elect in the aggregate to register 200,000 shares of Company Stock or more.

     1.4     Registration  Procedures.  Inthe case of each registration effected
             -----------------------------
by  the  Company  pursuant  to  this  Agreement,  the  Company  will:

          (a) keep any Piggyback Registration effective for a period of 90 days or until the distribution contemplated in the Registration Statement is completed, whichever first occurs;

          (b) furnish to the Holder such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including the preliminary prospectus) and such other documents as the Holder may reasonably request to facilitate disposition of the Registrable Shares; and

          (c) use its reasonable efforts to cause the Registrable Shares to be registered or qualified under the state securities laws or blue sky laws of such jurisdictions as the Holder may reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition of the Registrable Shares; provided, however, that the Company shall not be required to register or qualify Registrable Shares in any jurisdiction where such registration or qualification would require the Company to subject itself to taxation in such jurisdiction or to register or require it to qualify for authority to do business as a foreign corporation or would subject the Company to general service of process.

     It shall be a condition precedent to the obligation of the Company to file a Registration Statement that the Holder shall furnish promptly to the Company instruments in writing duly executed containing all such information as the Company shall reasonably request for use in connection with the preparation of the Registration Statement or the prospectus or preliminary prospectus included therein, as well as all undertakings which the Commission may request or the Company may reasonably request as to compliance with Rule 10b-6 under the Exchange Act.

     In connection with any underwritten registration of shares of Common Stock solely for sale by the Company, if requested by the underwriter, the Holder will agree not to sell or otherwise transfer or dispose of any Company Stock for a period of up to 120 days following completion of such Company offering (except that this obligation shall not apply to Registrable Shares included in such underwritten registration).

     1.5     Allocation  of  Expenses.  With  regard  to  the  registration  of
             ------------------------
Registrable Shares pursuant to the terms of this Agreement, except as otherwise provided for below, the Company shall bear all usual and customary costs and

                                      4.2-5
expenses incidental to the preparation of the Registration Statement, including all registration, filing and qualification fees and expenses of counsel to the Company, all fees and expenses of the Company's independent auditors, all fees and expenses of underwriters and all printing costs and all fees and expenses incidental to complying with the state securities or "blue sky" laws with regard to the Registrable Shares, provided, however, that the Holder shall bear all
                               --------  -------
fees and expenses of underwriters that are customarily paid by a selling stockholder, such as all selling expenses and underwriter discounts and commissions attributable to the Registrable Shares offered by the Holder, and all fees and expenses of any special counsel or experts retained by the Holder plus all out-of-pocket expenses of Holder or an agent who manages the account of Holder, in connection with the requested registration.

     1.6     Indemnification.
             ---------------

          (a)     Indemnification  by  the  Company.  In  the  event  of  any
                  ---------------------------------
registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holder (the "Indemnified Person") against any and all losses, claims, damages or
 -------------------
liabilities, joint or several, to which the Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that
                                                         --------  -------
the Company will not be liable in any such case to: (i) the Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Indemnified Person or (ii) the Indemnified Person from whom the person asserting any such loss, claim, damage or liability purchased the Registrable Shares if the Indemnified Person failed to send or give a copy of the final prospectus to the person asserting such loss, claim, damage or liability, unless such failure is by an underwriter or investment banking firm which agrees to act on behalf of both the Company and the Indemnified Person in such registration.

     The Company shall also enter into agreements for indemnification with any underwriter for Registrable Shares on customary and usual terms and conditions.

          (b)     Indemnification  by  the  Holder.  In  the  event  of  any
                  --------------------------------
registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each of the Holder will, to the extent permitted by law, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, each officer and director of each underwriter, and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act) against any and all losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter, officers or directors of underwriter, or controlling person may become subject under the Securities Act Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which the Registrable Shares were registered under the Securities Act, any preliminary

                                      4.2-6
prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were under, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of, such Holder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

          (c)     Indemnification  Procedure.  Each  party entitled to indemnity
                  --------------------------
under  this Section 1.6 (an "Indemnified Party") shall, within 20 days after the
                             -----------------
receipt of notice of the commencement of any action against such party in respect of which indemnity made be sought from any other party to this Agreement (an "Indemnifying Party") on account of an indemnity agreement contained in this
     ------------------
Section 1.6, notify the Indemnifying Party in writing of the commencement of such action. The failure of any Indemnified Party to so notify an Indemnifying Party shall relieve the Indemnifying Party from any liability with respect to such action that it may have to such Indemnified Party on account of the indemnity agreement contained in this Section 1.6, to the extent the Indemnifying Party can establish that it has been prejudiced in its ability to defend such action or settle such action by such failure. The Indemnifying Party will be entitled to participate in any action with respect to which indemnity is being sought to the extent it may wish, jointly with any other Indemnifying Party similarly notified. Without limiting the generality of the foreaoing, the Indemnifying Party shall be entitled to assume the defense in any action with respect to which indemnity is being sought with counsel reasonably satisfactory to the Indemnified Party by giving to the Indemnified Party notice of its election to assume the defense thereof and acknowledgement in writing that the claim in question is one for which the Indemnifying Party is obligated to indemnify the Indemnified Party.

Thereafter, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof-, provided, however, that if the
                                               --------   -------
Indemnified Party has a reasonable basis to believe, and does believe, that its interest in such action conflicts with those of the Indemnifying Party or any other Indemnified Party, the Indemnified Party may so notify the Indemnifying Party and the Indemnifying Party will remain liable to the Indemnified Party for all reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense of such action. Whether or not the Indemnifying Party assumes defense of an action, it shall have no obligation to the Indemnified Party with respect to any settlement effected without the Indemnifying Party's consent, which shall not be unreasonably withheld and which may be given without an admission by Indemnifying Party of its obligation to indemnify any party seeking indemnification.

     1.7     Additional  Information. At any time during which the delivery of a
             -----------------------
prospectus relating to the Registrable Shares is required under the Securities Act and the Company has a current obligation under this Agreement to maintain the effectiveness of any registration covering the Registrable Shares any event occurs as a result of which the prospectus as then supplemented or amended would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading, the Company shall promptly notify the Holder of such event and (i) to the extent such statement or omission can be corrected by a supplement, the Company will promptly prepare and file a supplement with the Commission or (ii) to the extent such statement or omission can only be corrected by an amendment the Company will notify the

                                      4.2-7

Holder of the occurrence of such event and will promptly prepare and file an appropriate amendment with the Commission and will use its reasonable best efforts to cause such amendment to be declared effective.

     1.8     No  Prior  Rights.  The  Company  agrees that it will not grant any
             -----------------
holder of shares of capital stock of the Company a right to participate in any Piggyback Registration with priority over the rights of the Holder to so participate.

     2.     Miscellaneous.
            -------------

     2.1     Successors  and  Assigns.  Tile  Holder may not assign their rights
             ------------------------
under this Agreement in connection with the transfer or sale of any portion of the Registrable Shares held by them. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     2.2     Notices.  All  notices, requests, consents and other communications
             -------
under this Agreement shall be in writing, and shall be delivered by hand or by Federal Express or other similar courier or by facsimile transmission immediately followed by such hand delivery or courier, to the addresses as set forth on the signature page hereof or such address as a party may direct in a written notice to the other party hereto.

     2.3     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4     Headings.  The headings of the section, subsections, and paragraphs
             --------
of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     2.5     Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance  with  the  laws  of  the  State  of  Georgia.

     2.6     Entire  Agreement. All other prior or contemporary representations,
             -----------------
warranties, covenants or agreements, if any, between the parties hereto, or their representatives, with respect to the subject matter hereof are superseded by and merged into this Agreement, and this Agreement shall constitute the entire understanding between the parties with respect to the matters included herein. No waiver, amendment or modification of the terms hereof shall be valid unless made in a writing signed by the party to be charged and only then to the extent expressly set forth therein. A party may waive in writing compliance by another party with any of the terms contained in this Agreement (except such as may be imposed by law). No waiver, however, shall be a waiver of any other matter or constitute a continuing waiver.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page hereof.

Holder:                       COMPANY:

                              Charter  Communications  International,  Inc.

                                      4.2-8

Print  Name

                              By:
                              Name:
Address  for  notice:                    Title:


                              Address  for  notice:

                              2839  Paces  Ferry  Road
                              Suite  500
                              Atlanta,  Georgia  30339

                              Attention:

                                      4.2-9